EXHIBIT 99.1


NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS



CONTACTS:         Media:  Joanna Lambert                 Michael O'Neill
                          212-640-9668                   212-640-5951
                          joanna.g.lambert@aexp.com      mike.o'neill@aexp.com

   Investors/Analysts:    Alex Hopwood                   Ron Stovall
                          212-640-5495                   212-640-5574
                          alex.w.hopwood@aexp.com        ronald.stovall@aexp.com

FOR IMMEDIATE RELEASE
-----------------------------------------------------------------------------------------------

         AMERICAN EXPRESS REVENUES RISE ON HIGHER CARDMEMBER SPENDING
                  CREDIT INDICATORS IN LINE WITH EXPECTATIONS



                     (Millions, except per share amounts)


                                                             Quarters Ended        Percentage
                                                               March 31,           Inc/(Dec)

                                                              2008         2007
                                                         ---------    ---------
   Revenues net of interest expense                      $   7,186    $   6,484         11%

   Income From Continuing Operations                     $     974    $   1,095        (11%)
   Income (loss) From Discontinued Operations            $      17    $     (38)         #
   Net Income                                            $     991    $   1,057         (6%)

   Earnings Per Common Share - Basic:
      Income From Continuing Operations                  $    0.84    $   0.92          (9%)
      Income (loss) From Discontinued Operations         $    0.02    $  (0.03)          #
      Net Income                                         $    0.86    $   0.89          (3%)


   Earnings Per Common Share - Diluted:
      Income From Continuing Operations                  $    0.84    $   0.90          (7%)
      Income (loss) From Discontinued Operations         $    0.01    $  (0.03)          #
      Net Income                                         $    0.85    $   0.87          (2%)

   Average Common Shares Outstanding
      Basic                                                  1,153       1,187          (3%)
      Diluted                                                1,163       1,210          (4%)

   Return on Average Equity*                                  35.9%       36.6%
-----------------------------------------------------------------------------------------------

* Computed on a trailing 12-month basis using net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

# Denotes a variance of more than 100%.

New York - April 24, 2008 - AMERICAN EXPRESS COMPANY (NYSE: AXP) today reported first-quarter income from continuing operations of $974 million, down 11 percent from $1.1 billion a year ago. Diluted earnings per share from continuing operations were $0.84, down 7 percent from $0.90 a year ago.

Net income totaled $991 million for the quarter, down 6 percent from a year ago. On a per-share basis, net income was $0.85, down 2 percent from $0.87 a year ago.

Consolidated revenues net of interest expense rose 11 percent to $7.2 billion, up from $6.5 billion a year ago.

Consolidated expenses totaled $4.6 billion, up 14 percent from $4.0 billion a year ago.

The Company's return on equity (ROE) was 35.9 percent, down from 36.6 percent a year ago.

In the year-ago quarter, results from continuing operations included an $80 million ($50 million after-tax) gain related to a new accounting standard for retained interest in securitized loans and a $63 million ($39 million after-tax) gain from amendments to the Company's U.S. pension plans. The year-ago quarter also included $32 million ($21 million after-tax) of reengineering costs compared to $10 million ($7 million after-tax) in the current period.

"We delivered stronger than expected revenue growth this quarter, despite a weak and uncertain U.S. economy," said Kenneth I. Chenault, chairman and chief executive. "Business volume growth was in the top tier of the industry, as we realized continuing returns on our multi-year investments and benefited from a diverse consumer and business-to-business portfolio. Cardmember spending rose 14 percent, driven by strength in the international markets, among bank partners and in the corporate sector.

"We continued to invest in longer-term opportunities at a time when some traditional competitors have been constrained by problems elsewhere in their operations. Marketing and related spending was up 20 percent, with a focus on affluent U.S. consumers and the international markets. Investments in the business-to-business sector included the recently completed acquisition of General Electric's corporate card unit.

"Loan growth slowed from the rate of recent quarters, reflecting in part credit-related actions such as targeted line reductions. Similarly, loan loss reserves rose in light of the increase in delinquencies and write-offs, particularly in those areas hit hardest by the U.S. housing market. In managing our risk profile, we are aiming to balance the challenges of what continues to be a difficult environment against longer-term growth opportunities in the payments sector.

"While we continue to be cautious about the U.S. economy, we are encouraged by our performance internationally. And, based on the breadth and flexibility of our business model, we remain on track for the 4-6 percent EPS growth that we indicated at the start of the year, barring significant deterioration in the economic environment."


DISCONTINUED OPERATIONS

Discontinued operations for the first quarter reflected income of $17 million, including an $11 million after-tax gain related to the sale of American Express Bank Ltd. (AEB). The year-ago period reflected a loss of $38 million which included a $60 million (pretax and after-tax) reserve established for regulatory and legal exposure at American Express Bank International (a subsidiary of AEB).


SEGMENT RESULTS

U.S. CARD SERVICES reported first-quarter net income of $523 million, down 19 percent from $644 million a year ago.

Revenues net of interest expense for the first quarter increased 11 percent to $3.7 billion, reflecting higher spending and borrowing by consumers and small businesses. This was partially offset by last year's gain related to the adoption of a new accounting standard, which resulted in higher securitization income, net, in 2007.

Total expenses increased 17 percent. Marketing, promotion, rewards and Cardmember services expenses increased 21 percent from the year-ago period reflecting increased investments in advertising and promotion, as well as higher rewards costs. Human resources and other operating expenses increased 12 percent from the year-ago period when these expenses included a benefit related to the U.S. pension plan curtailment of $36 million ($22 million after-tax), partially offset by reengineering charges of $14 million ($9 million after-tax) in the prior year.

Provisions for losses increased 52 percent to $881 million, up from $581 million a year ago, reflecting higher write-off and delinquency rates as well as growth in loans outstanding and business volumes.

The 2008 results reflect a lower tax rate that benefited from the resolution of certain tax items from previous years.

INTERNATIONAL CARD SERVICES reported first-quarter net income of $133 million, up 30 percent from $102 million a year ago.

Revenues net of interest expense increased 22 percent to $1.2 billion, reflecting higher Cardmember spending and borrowing.

Total expenses increased 21 percent. Marketing, promotion, rewards and Cardmember services expenses increased 27 percent. Human resources and other operating expenses increased 17 percent from year-ago levels due in part to increased employee levels.

Provisions for losses increased 24 percent to $229 million, up from $184 million a year ago, reflecting growth in the loan portfolio and business volumes.

GLOBAL COMMERCIAL SERVICES reported first-quarter net income of $151 million, up 17 percent from $129 million a year ago.

Revenues net of interest expense increased 15 percent to $1.1 billion, reflecting higher spending by corporate Cardmembers and increased travel commissions.

Total expenses increased 12 percent. Human resources and other operating expenses increased 13 percent from the year-ago period when these expenses included a benefit related to the U.S. pension plan curtailment of $19 million ($12 million after-tax) partially offset by reengineering charges of $4 million ($3 million after-tax).

Provisions for losses increased to $62 million, up from $30 million a year ago, reflecting higher write-offs and increased business volumes.

GLOBAL NETWORK & MERCHANT SERVICES reported first-quarter net income of $223 million, down 6 percent from $236 million a year ago.

Revenues net of interest expense for the first quarter increased 14 percent to $1.0 billion. The increase reflected continued strong growth in merchant-related revenue, primarily from higher company-wide billed business.

Spending on Global Network Services cards increased 50 percent from year-ago levels, reflecting continued growth in spending on cards issued by bank partners. Cards-in-force issued by bank partners increased 33 percent.

Total expenses increased 21 percent, reflecting higher human resources costs driven in part by an expansion of the merchant sales force and higher litigation related expenses. Year-ago results included a benefit related to the pension plan curtailment of $5 million ($3 million after-tax).

Provision for losses increased $56 million due to greater merchant-related provisions in the first quarter of 2008 compared to a year ago, which reflected a Delta Air Lines-related provision benefit as it had then recently emerged from bankruptcy.

CORPORATE AND OTHER reported first-quarter net loss of $56 million, compared with net loss of $16 million a year ago. The net loss reflects in part the impact of the following items:

    o a charge of $104 million($68 million after-tax) related to losses within the trading securities portfolio of American Express International Deposit Company,
    o a charge of $29 million ($19 million after-tax) related to AEB operations that were not sold, which included $7 million ($5 million after-tax) of the previously mentioned reengineering costs, partially offset by
    o the recognition of $70 million ($43 million after-tax) for the previously announced Visa settlement.

                                      ***

     American Express Company is a leading global payments and travel company founded in 1850. For more information, visit www.americanexpress.com

     Note: The 2008 First Quarter Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call will be held with Chief Financial Officer, Daniel T. Henry, at 5:00 p.m. (EDT) today to discuss first-quarter earnings results, operating performance and other topics that may be raised during the discussion. Live audio of the investor conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call will be available later today at the same web site address.

                                      ***

     THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS, WHICH ADDRESS THE COMPANY'S EXPECTED BUSINESS AND FINANCIAL PERFORMANCE, AMONG OTHER MATTERS, CONTAIN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, AND THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANTS AND OTHER CREDIT TRENDS, WHICH WILL DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, THE RATES OF BANKRUPTCIES AND UNEMPLOYMENT, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS, AND ON THE EFFECTIVENESS OF THE COMPANY'S CREDIT MODELS; THE IMPACT OF THE COMPANY'S EFFORTS TO DEAL WITH DELINQUENT CARDMEMBERS IN THE CURRENT CHALLENGING ECONOMIC ENVIRONMENT, WHICH MAY AFFECT PAYMENT PATTERNS OF CARDMEMBERS, THE COMPANY'S NEAR-TERM WRITE-OFF RATES, INCLUDING IN THE SECOND QUARTER OF 2008, AND THE VOLUMES OF THE COMPANY'S LOAN BALANCES IN 2008; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, USED TO PRICE LOANS AND OTHER INDEBTEDNESS, AS WELL AS CREDIT SPREADS IN THE PRICING OF LOANS AND OTHER INDEBTEDNESS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE COMPANY'S ABILITY TO MEET ITS ROE TARGET RANGE OF 33 TO 36 PERCENT ON AVERAGE AND OVER TIME, WHICH WILL DEPEND IN PART ON FACTORS SUCH AS THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY DUE TO SHARE REPURCHASES, DIVIDENDS, CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME AND ACCOUNTING

CHANGES, AMONG OTHER THINGS; THE ACTUAL AMOUNT TO BE SPENT BY THE COMPANY ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; TRENDS IN TRAVEL AND ENTERTAINMENT SPENDING AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE UNCERTAINTIES ASSOCIATED WITH ACQUISITIONS, INCLUDING, AMONG OTHERS, THE FAILURE TO REALIZE ANTICIPATED BUSINESS RETENTION, GROWTH AND COST SAVINGS, AS WELL AS THE ABILITY TO EFFECTIVELY INTEGRATE THE ACQUIRED BUSINESS INTO THE COMPANY'S EXISTING OPERATIONS; THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE SALE OF THE AMERICAN EXPRESS BANK LTD. BUSINESSES AND THE TRANSACTION'S IMPACT ON THE COMPANY'S EARNINGS PROVING TO BE INACCURATE OR UNREALIZED; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS (INCLUDING, AMONG OTHERS, THE PROPOSED DELTA NORTHWEST MERGER) AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENTS INDUSTRY; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; ACCOUNTING CHANGES; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, AND ITS OTHER REPORTS FILED WITH THE SEC.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.

(Preliminary)

                            AMERICAN EXPRESS COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME

(Millions)

                                                            Quarters Ended
                                                              March 31,
                                                           ---------------   Percentage
                                                            2008     2007     Inc/(Dec)
                                                           ------   ------   ----------
Revenues
   Discount revenue                                        $3,718   $3,355       11%
   Net card fees                                              567      484       17
   Travel commissions and fees                                494      437       13
   Other commissions and fees                                 622      536       16
   Securitization income, net                                 444      457       (3)
   Other                                                      356      387       (8)
                                                           ------   ------
      Total                                                 6,201    5,656       10
                                                           ------   ------
Interest income
   Cardmember lending finance revenue                       1,625    1,368       19
   Other                                                      279      303       (8)
                                                           ------   ------
      Total                                                 1,904    1,671       14
                                                           ------   ------
         Total revenues                                     8,105    7,327       11
                                                           ------   ------
Interest expense
  Cardmember lending                                          417      385        8
  Charge card and other                                       502      458       10
                                                           ------   ------
     Total                                                    919      843        9
                                                           ------   ------
Revenues net of interest expense                            7,186    6,484       11
                                                           ------   ------
Expenses
   Marketing, promotion, rewards and cardmember services    1,756    1,462       20
   Human resources                                          1,470    1,301       13
   Professional services                                      551      518        6
   Occupancy and equipment                                    375      328       14
   Communications                                             115      112        3
   Other, net                                                 296      293        1
                                                           ------   ------
      Total                                                 4,563    4,014       14
                                                           ------   ------
Provisions for losses and benefits
   Charge card                                                345      209       65
   Cardmember lending                                         809      574       41
   Other (including investment certificates)                  115       76       51
                                                           ------   ------
      Total                                                 1,269      859       48
                                                           ------   ------
Pretax income from continuing operations                    1,354    1,611      (16)
Income tax provision                                          380      516      (26)
                                                           ------   ------
Income from continuing operations                             974    1,095      (11)
Income (Loss) from discontinued operations, net of tax         17      (38)       #
                                                           ------   ------
Net income                                                 $  991   $1,057       (6)
                                                           ======   ======

# - Denotes a variance of more than 100%.

(Preliminary)

                            AMERICAN EXPRESS COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS

(Billions)

                                                    March 31,   December 31,
                                                       2008         2007
                                                    ---------   ------------
Assets
   Cash and cash equivalents                           $ 19         $ 12
   Accounts receivable                                   41           42
   Investments                                           14           16
   Loans                                                 48           53
   Other assets                                          13           10
   Assets of discontinued operations                     --           17
                                                       ----         ----
      Total assets                                     $135         $150
                                                       ====         ====
Liabilities and Shareholders' Equity
   Short-term debt                                     $ 19         $ 18
   Long-term debt                                        56           55
   Other liabilities                                     48           50
   Liabilities of discontinued operations                --           16
                                                       ----         ----
      Total liabilities                                 123          139
                                                       ----         ----
   Shareholders' equity                                  12           11
                                                       ----         ----
      Total liabilities and shareholders' equity       $135         $150
                                                       ====         ====

(Preliminary)

                            AMERICAN EXPRESS COMPANY
                                FINANCIAL SUMMARY

(Millions)

                                                            Quarters Ended
                                                               March 31,
                                                           ---------------   Percentage
                                                            2008     2007     Inc/(Dec)
                                                           ------   ------   ----------
REVENUES NET OF INTEREST EXPENSE
   U.S. Card Services                                      $3,722   $3,364       11%
   International Card Services                              1,195      979       22
   Global Commercial Services                               1,144      994       15
   Global Network & Merchant Services                       1,003      877       14
                                                           ------   ------
                                                            7,064    6,214       14
   Corporate & Other,
      including adjustments and eliminations                  122      270      (55)
                                                           ------   ------
CONSOLIDATED REVENUES NET OF INTEREST EXPENSE              $7,186   $6,484       11
                                                           ======   ======
PRETAX INCOME (LOSS) FROM CONTINUING OPERATIONS
   U.S. Card Services                                      $  791   $1,031      (23)
   International Card Services                                117       96       22
   Global Commercial Services                                 218      195       12
   Global Network & Merchant Services                         335      374      (10)
                                                           ------   ------
                                                            1,461    1,696      (14)
   Corporate & Other                                         (107)     (85)      26
                                                           ------   ------
PRETAX INCOME FROM CONTINUING OPERATIONS                   $1,354   $1,611      (16)
                                                           ======   ======
NET INCOME (LOSS)
   U.S. Card Services                                      $  523   $  644      (19)
   International Card Services                                133      102       30
   Global Commercial Services                                 151      129       17
   Global Network & Merchant Services                         223      236       (6)
                                                           ------   ------
                                                            1,030    1,111       (7)
   Corporate & Other                                          (56)     (16)       #
                                                           ------   ------
   Income from continuing operations                          974    1,095      (11)
   Income (Loss) from discontinued operations, net of tax      17      (38)       #
                                                           ------   ------
NET INCOME                                                 $  991   $1,057       (6)
                                                           ======   ======

# - Denotes a variance of more than 100%.

(Preliminary)

                            AMERICAN EXPRESS COMPANY
                          FINANCIAL SUMMARY (CONTINUED)

                                                    Quarters Ended
                                                      March 31,
                                                   ---------------   Percentage
                                                    2008     2007     Inc/(Dec)
                                                   ------   ------   ----------
EARNINGS PER COMMON SHARE
BASIC
   Income from continuing operations               $ 0.84   $ 0.92      (9)%
   Income (Loss) from discontinued operations        0.02    (0.03)      #
                                                   ------   ------
   Net income                                      $ 0.86   $ 0.89      (3)%
                                                   ======   ======
   Average common shares outstanding (millions)     1,153    1,187      (3)%
                                                   ======   ======
DILUTED
   Income from continuing operations               $ 0.84   $ 0.90      (7)%
   Income (Loss) from discontinued operations        0.01    (0.03)      #
                                                   ------   ------
   Net income                                      $ 0.85   $ 0.87      (2)%
                                                   ======   ======
   Average common shares outstanding (millions)     1,163    1,210      (4)%
                                                   ======   ======
Cash dividends declared per common share           $ 0.18   $ 0.15      20%
                                                   ======   ======

                        SELECTED STATISTICAL INFORMATION

                                                    Quarters Ended
                                                      March 31,
                                                   ---------------   Percentage
                                                    2008     2007     Inc/(Dec)
                                                   ------   ------   ----------
Return on average equity (A)                         35.9%    36.6%
Common shares outstanding (millions)                1,158    1,188      (3)%
Book value per common share                        $ 9.94   $ 8.83      13%
Shareholders' equity (billions)                    $ 11.5   $ 10.5      10%

#    - Denotes a variance of more than 100%.

(A) Computed on a trailing 12-month basis using net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with GAAP.